
                                                                                      EXHIBIT 12.01
                      RED ROOF INNS, INC. AND SUBSIDIARIES
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (DOLLARS IN THOUSANDS)

                                                                      1994          1995          1996
                                                                      -----         -----         ----
Income before income taxes                                       $   28,100       $  30,838    $  39,676

Fixed charges, excluding capitalized  interest                       55,491          55,016       45,984
                                                                 ----------       ---------    ---------

Earnings before fixed charges                                    $   83,591       $  85,854    $  85,660
                                                                 ==========       =========    =========
Fixed charges:
  Rent expense                                                   $    9,952       $  11,269    $  12,622
                                                                 ==========       =========    =========


  Portions of rent representative of an                          $   3,317        $   3,756    $   4,207
   interest factor (1/3)

  Interest expense                                                  52,174           51,260       41,777
                                                                 ---------        ---------    ---------


  Fixed charges, excluding capitalized interest                     55,491           55,016       45,984

   Capitalized interest                                                               1,547        2,841
                                                                 ---------        ---------    ---------

        Total fixed charges                                      $  55,491        $  56,563    $  48,825
                                                                 =========        =========    =========

Ratio of earnings to fixed charges                                   1.5 x            1.5 x        1.8 x



                                      45